UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2004

UGI CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

460 North Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:    (610) 337-1000

Item 5.	Other Events.

On March 18, 2004, UGI Corporation (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of 7,500,000 shares of its Common Stock (the “Shares”), a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 1.1. The Shares were registered by the Company under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3/A (Reg. No. 333-112132).

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

1.1    Underwriting Agreement, dated March 18, 2004, by and between the Company and Credit Suisse First Boston (Europe) Limited, as Representative of the Several Underwriters named in Schedule A thereto, relating to 7,500,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI CORPORATION

By:	/S/ MARGARET CALABRESE
Name: Margaret Calabrese
Title: Managing Counsel and Secretary

Dated:    March 19, 2004

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 18, 2004, by and between the Company and Credit Suisse First Boston (Europe) Limited, as Representative of the Several Underwriters named in Schedule A thereto, relating to 7,500,000 shares of Common Stock.